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                                                                Exhibit 99

                             FIRST AMENDMENT TO
                               LOAN AGREEMENT

         This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is entered into and, unless otherwise stated herein, effective as of July 29, 2005, by and among Angelica Corporation, a Missouri corporation ("Borrower"), LaSalle Bank National Association ("LaSalle"), as Administrative Agent ("Administrative Agent"), and LaSalle and the other lenders listed on the signature page hereto (the "Lenders").

                                  RECITALS:
                                  --------

A. Borrower, Administrative Agent and Lenders are party to that certain Amended and Restated Loan Agreement dated as of January 27, 2005 (as amended, the "Original Loan Agreement").

B. Administrative Agent, Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

                                  AGREEMENT
                                  ---------

         Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and the Lenders hereby agree as follows:

1. DEFINITIONS. All references to the "Agreement" or the "Loan Agreement" in the Original Loan Agreement and in this Agreement shall be deemed to be references to the Original Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Loan Agreement.

2. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective, unless otherwise stated herein, as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this
                                                    ---------
Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders and all fees and expenses required to be paid in connection herewith have been paid, including, without limitation, the First Amendment Fee set forth on
Exhibit A attached hereto.
---------

3. LIFE INSURANCE CASH VALUE. Notwithstanding anything herein to the contrary, Debtor does not grant nor intend to grant a Security Interest in any of its interests in (including the cash value of) the Life Insurance Policies.

4. INCREMENTS. Based on the last Compliance Certificate delivered, the Eurodollar Revolving Margin, the Base Rate Revolving Margin, and Unused Fee Rate, shall be reset to Level II effective the date of this Agreement.

5. AMENDMENTS. The Original Loan Agreement is amended as follows:


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         5.1. BASE RATE REVOLVING MARGINS AND EURODOLLAR REVOLVING MARGINS.
The chart in Section 4.6 of the Original Loan Agreement is deleted and replaced with the following chart:


--------------------------------------------------------------------------------------------------------
    IF THE RATIO OF BORROWER'S FUNDED
  INDEBTEDNESS TO EBITDA (FOR THE FOUR                        BASE RATE
 FISCAL QUARTER PERIOD OF BORROWER MOST      EURODOLLAR       REVOLVING     UNUSED FEE
           RECENTLY ENDED) IS             REVOLVING MARGIN     MARGIN          RATE     REFERENCE LEVEL
--------------------------------------------------------------------------------------------------------
  greater than or equal to 3.50 to 1.00        2.750%          0.000%         0.375%          IV
--------------------------------------------------------------------------------------------------------
  greater than or equal to 3.00 to 1.00        2.500%          0.000%         0.375%          III
       but less than 3.50 to 1.00
--------------------------------------------------------------------------------------------------------
  greater than or equal to 2.50 to 1.00        2.250%          0.000%         0.250%          II
       but less than 3.00 to 1.00
--------------------------------------------------------------------------------------------------------
         less than 2.50 to 1.00                2.000%          0.000%         0.250%           I
--------------------------------------------------------------------------------------------------------

         5.2. INSURANCE/CONDEMNATION PROCEEDS. A new Section 6.4.3.4. is added to Original Loan Agreement as follows:

         "6.4.3.4. INSURANCE/CONDEMNATION PROCEEDS. All Insurance/ Condemnation Proceeds in excess of $250,000 in the aggregate received by Borrower and all Covered Persons in any Fiscal year, shall be deposited in an interest bearing account (the "Proceeds Account") with Administrative Agent in the name of Borrower promptly upon receipt thereof by Borrower or Administrative Agent. Within 135 days after such receipt Borrower shall expend, or commit to expend, some or all of the funds in the Proceeds Account for rebuilding, repairing or replacing the property for which such Insurance/Condemnation Proceeds were paid; provided, however, the Borrower and the Administrative Agent may agree (such agreement not to be unreasonably withheld by Administrative Agent, unless a Default or Event of Default shall have occurred and is continuing, in which case such consent may be withheld in the sole discretion of the Administrative Agent) that the Borrower is not required to rebuild, repair or replace and that such Insurance/Condemnation Proceeds shall be applied to reduce the Loan Obligations as set forth in this Agreement; and provided further, however, if any Insurance/Condemnation Proceeds represent all or substantially all of a site or location, then the Borrower shall not be required to (but may in its reasonable business judgment) rebuild, repair or replace such site or location and if Borrower decides in its reasonable business judgment not to rebuild, repair or replace such Insurance/Condemnation Proceeds shall be applied to reduce the Loan Obligations as set forth in this Agreement. All funds in the Proceeds Account that have not been so expended or committed to be so expended by the 135th day after receipt shall be distributed by Administrative Agent to Lenders to be applied in accordance with this Section 6.4.3. The foregoing notwithstanding, Administrative Agent shall have the right to debit the Proceeds Account in the amount of, and apply the debit amount to pay, any of the Loan Obligations that are not paid when due as provided herein or at any time during an Existing Default. Borrower hereby assigns and grants to Administrative Agent for the benefit of Lenders a first priority Security Interest in any such Proceeds Account as security for payment and performance of the Loan Obligations. Notwithstanding the foregoing provisions of this Section, but subject to the $250,000 threshold in the first sentence of this Section, any Insurance/Condemnation Proceeds representing or applicable to a leasehold location shall be applied to the Loan Obligations as set forth herein. Administrative Agent is hereby authorized to participate in any proceeding for the condemnation or other taking of any of Borrower's property and Borrower from time to time will deliver to



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         Administrative Agent all instruments reasonably requested by
         Administrative Agent to permit such participation."

         5.3. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. The first sentence of Section 6.8 of the Original Loan Agreement is deleted and replaced with the following:

         "If Administrative Agent or any Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Administrative Agent or such Lender, and shall indemnify Administrative Agent or such Lender for and hold Administrative Agent or such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered."

         5.4. CONDITIONS TO EACH ADVANCE. A new Section 7.13 is added to the Original Loan Agreement as follows

         "7.13 PAYMENTS TO OTHER CREDITORS. If Administrative Agent becomes obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of such creditor's Security Interest in any of the Collateral, or (ii) otherwise satisfy an Obligation of Borrower to such creditor to the extent not indefeasibly satisfied by the initial Advances, then Administrative Agent shall have the right to make Revolving Loan Advances for that purpose. Administrative Agent may select the Advance Date for any such Advance, but such Advance Date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance initially will be a Base Rate Advance."

         5.5. CONDITIONS TO EACH ADVANCE. A new Section 8.2.5. is added to the Original Loan Agreement as follows:

         "8.2.5. PERFECTION OF SECURITY INTERESTS. Every Security Interest required to be granted by Borrower to Administrative Agent under this Agreement and the Loan Documents shall have been perfected and shall be, except as otherwise satisfactory to Lenders, a first priority Security Interest."

         5.6. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. A new Section
9.6. is added to the Original Loan Agreement as follows:

         "9.6. PERFECTION OF SECURITY INTERESTS. Every Security Interest required to be granted by Borrower to Administrative Agent under this Agreement and the Loan Documents shall have been perfected and shall be, except as otherwise satisfactory to Lenders, a first priority Security Interest."

         5.7. COMPLIANCE WITH LAWS. The following are added to Section 10.10 of the Original Loan Agreement:

         "10.10.1. INVESTIGATIONS REGARDING HAZARDOUS MATERIALS. None of the operations of any Covered Person are, or in the past six years have been, the subject of investigation by any



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         Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or are reasonably likely to have a Material Adverse Effect on such Covered Person, or reduce materially the value of the Collateral.

         10.10.2. NOTICES AND REPORTS REGARDING HAZARDOUS MATERIALS. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been, or is required to be filed, by any Covered Person.

         10.10.3. HAZARDOUS MATERIALS ON REAL PROPERTY. No Covered Person has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon which could reasonably be likely to have a Material Adverse Effect. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of the any real property owned or operated by any Covered Person or any improvements thereon which could reasonably be likely to have a Material Adverse Effect. No property of any Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment."

         5.8. SUBSIDIARIES. Section 10.26 of the Original Loan Agreement is deleted and replaced with the following:

         "10.26. AFFILIATES; SUBSIDIARIES. Borrower has no Subsidiaries (direct or indirect), except for those Subsidiaries listed in section 10.26 of the Disclosure Schedule (which lists all Guarantors and all Dormant Subsidiaries), which may be updated by Borrower from time to time without the consent of Required Lenders so long as any such new Subsidiary executes a joinder agreement to the Guaranty if required by the Administrative Agent in its reasonable discretion. None of the Dormant Subsidiaries holds any assets of any kind or nature other than the equity of any other Dormant Subsidiary, or has or will incur any liabilities, obligations or Indebtedness of any kind other than incidental corporate maintenance items and incidental franchise tax liabilities related its corporate existence and other than liabilities of the Dormant Subsidiaries under leases assigned to Healthcare Uniform Company, Inc. and for which Healthcare Uniform Company, Inc. is primarily liable. Other than the Subsidiaries who are Guarantors and other than the Dormant Subsidiaries, Borrower has no Subsidiaries (direct or indirect). Except as provided above, none of the Dormant Subsidiaries has any existing Indirect Obligation or Indebtedness."

         5.9. REPRESENTATIONS REGARDING ASSETS. The following new Sections 10.34, 10.35, 10.36, and 10.37 are added to the Original Loan Agreement:

         "10.34. REAL PROPERTY. Section 10.34 of the Disclosure Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by each Covered Person other than the Dormant Subsidiaries, and (ii) a list of all leases and subleases of real property by each Covered Person, with respect to such Covered Person identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and


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         enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

         10.35. STATE OF COLLATERAL AND OTHER PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold in the ordinary course of business after the date of such Financial Statements or personal property subject to Capital Leases. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Security Interests. Each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in good operating condition and repair and is suitable for the use to which it is customarily put by its owner. Without limiting the generality of the foregoing:

                  10.35.1. ACCOUNTS. With respect to each Account scheduled, listed or referred to in reports submitted by any Covered Person to Administrative Agent pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it;
                  (iii) the amount of the Account as shown on the applicable Covered Person's books and records and all invoices and statements which may be delivered to Administrative Agent with respect thereto are actually and absolutely owing to the applicable Covered Person and are not in any way contingent; (iv) there are no setoffs, counterclaims or disputes existing or asserted with respect to the Account and the applicable Covered Person has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by the applicable Covered Person in the ordinary course of its business for prompt payment; (v) Borrower has no knowledge of any facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on the applicable Covered Person's books and records and all invoices and statements delivered to Administrative Agent with respect thereto; (vi) the Account is assignable;
                  (vii) the Account arose in the ordinary course of the applicable Covered Person's business; (viii) the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not subject to any Security Interest except the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except the Permitted Security Interests; and (x) there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account.

                  10.35.2. INVENTORY. With respect to Inventory scheduled, listed or referred to in any certificate, schedule, list or report given by any Covered Person, except as disclosed therein: (i) such Inventory (except for Inventory in transit and except as permitted by Section 13.18) is located at one or another of the premises listed in section 10.35.2 of the Disclosure Schedule; (ii) the applicable Covered Person has good and merchantable title to such Inventory subject to no Security Interest whatsoever except for the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except for existing Permitted Security Interests; (iii) such Inventory is of good and merchantable quality, free from any material defects; (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) the completion of manufacture and sale or other disposition of such

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                  Inventory by Administrative Agent or Lenders following an
                  Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Covered Person is a party or to which the Inventory is subject.

                  10.35.3. EQUIPMENT. With respect to each Covered Person's equipment: (i) such Covered Person has good and marketable title thereto; (ii) none of such equipment is subject to any Security Interests except for the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders pursuant hereto and except for Permitted Security Interests; and (iii) all such equipment is in good operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which customarily put in the conduct of such Covered Person's business. No equipment used in the conduct of such Covered Person's business is leased, except for non-material items of office equipment, computer equipment and vehicles.

                  10.35.4. INTELLECTUAL PROPERTY. With respect to the Intellectual Property of the Covered Persons: (i) section
                  10.35.4 of the Disclosure Schedule contains a complete and correct list of all of each Covered Person's Intellectual Property, (ii) the Covered Person listed on the Disclosure Schedule as the owner thereof owns all right, title and interest in, under and to such Intellectual Property, subject to no licenses or any interest therein or other agreements relating thereto, except for the Security Agreement; (iii) none of such Intellectual Property is subject to any pending or, to such Covered Person's knowledge, threatened challenge which could reasonably be likely to have a Material Adverse Effect; (iv) such Covered Person has not committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of such Covered Person's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other proprietary rights of any Person which could reasonably be likely to have a Material Adverse Effect; and (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to the knowledge of such Covered Person, threatened, which challenge such Covered Person's rights in respect of any proprietary or confidential information or trade secrets used in the conduct of such Covered Person's business which could reasonably be likely to have a Material Adverse Effect.

                  10.35.5. DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by a Covered Person free and clear of all Security Interests other than Permitted Security Interests.

         10.36. CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL.

                  10.36.1. The only chief executive office and the principal places of business of each Covered Person are located at the places listed and so identified in section 10.36.1 of the Disclosure Schedule;

                  10.36.2. The books and records of each Covered Person, and all of such Covered Person's chattel paper and all records of Accounts, are located only at the places listed and so identified in section 10.36.2 of the Disclosure Schedule; and

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                  10.36.3. All of the Collateral (except for Inventory which is in transit and real property and as permitted by
                  Section 13.18 of this Agreement) is located only at the places listed and so identified in section 10.36.3 of the Disclosure Schedule; no Covered Person has an office or place of business other than as identified in section
                  10.36.3 of the Disclosure Schedule.

         10.37. SECURITY DOCUMENTS. Each Security Agreement is effective to grant to Administrative Agent for the benefit of Lenders an enforceable Security Interest in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Administrative Agent's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security Interest under the applicable state's UCC), Administrative Agent will have a fully perfected first priority Security Interest in the Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests affecting such Personal Property Collateral.

         5.10. MAINTENANCE OF PROPERTY. The following is added to the end of
Section 12.3 of the Original Loan Agreement:

         "No Covered Person shall permit any of its equipment or other property to become a fixture to any real property not owned by any Covered Person."

         5.11. INSURANCE. Section 12.4 of the Original Loan Agreement is deleted and replaced with the following:

         "12.4. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A-" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured subject to deductibles and self-insured retention levels consistent with past practices. Each Covered Person also shall carry business interruption insurance in such amounts, in such manner and to such extent and covering such risks as such businesses are usually insured subject to deductibles and self-insured retention levels consistent with past practices. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A-" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all Laws pertaining to workers' compensation) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person subject to deductibles and self-insured retention levels consistent with past practices. All liability policies of insurance maintained hereunder shall name Administrative Agent as an additional insured for the benefit of Lenders; all policies of property insurance maintained hereunder shall reflect Administrative Agent's interest therein as a mortgagee for the benefit of the Lenders under a standard New York or Union mortgagee clause. Administrative Agent is authorized, but not obligated, as the attorney-in-fact for Borrower and for the benefit of Lenders, (i) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) prior to the occurrence of an


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         Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to collect, receive and give receipts for such proceeds in the name of Borrower, Administrative Agent and Lenders, and (iii) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to endorse Borrower's name upon any instrument in payment thereof. Such power granted to Administrative Agent shall be deemed coupled with an interest and shall be irrevocable. All such policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, without 30 days prior written notice to Administrative Agent. Borrower shall upon request of Administrative Agent at any time furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance. Notwithstanding the foregoing, if the Best's Rating Service rating of any insurance carrier(s) of the Borrower or any other Covered Person falls below "A-," then such event shall not be an Event of Default if, within 270 days of such downgrading, Borrower shall put in place insurance meeting the requirements of this Section with replacement insurance carrier(s) with a Best's Rating Service rating of at least `A-.'"

         5.12. NOTICE TO ADMINISTRATIVE AGENT OF MATERIAL EVENTS. A new
Section 12.8.10 is added to the Original Loan Agreement as follows:

         "12.8.10 Borrower shall notify Administrative Agent promptly in writing of any fact or condition of which Borrower is aware which materially adversely affects the value of the Collateral taken as a whole, or any adverse fact or condition or the occurrence of any event which causes loss or depreciation in the value of any material item of the Collateral other than ordinary, depreciation, wear and tear, and the amount of such loss or depreciation. Borrower shall provide such additional information to Administrative Agent regarding the amount of any loss or depreciation in value of the Collateral as Administrative Agent may request from time to time. Borrower shall also provide other reports and information, in form and detail satisfactory to Administrative Agent, and documents as Administrative Agent may reasonably request from time to time concerning the Collateral.

         5.13. MAINTENANCE OF SECURITY INTERESTS. A new Section 12.21 is added to the Original Loan Agreement as follow:

         "12.21.  MAINTENANCE OF SECURITY INTERESTS OF SECURITY DOCUMENTS.

                  12.21.1 PRESERVATION AND PERFECTION OF SECURITY INTERESTS. Borrower shall promptly, upon the reasonable request of Administrative Agent and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Administrative Agent to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents including, without limitation, providing collateral necessary to meet the Minimum Asset Coverage Ratio. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Administrative Agent; (ii) delivering to Administrative Agent the originals of all

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                  instruments, documents and chattel paper, and all other
                  Collateral of which Administrative Agent determines it should have physical possession in order to perfect and protect Administrative Agent's Security Interest for the benefit of Lenders therein, duly endorsed or assigned to Administrative Agent without restriction; (iii) delivering to Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) transferring Inventory to warehouses designated by Administrative Agent; (v) delivering to Administrative Agent all letters of credit on which Borrower is named beneficiary; (vi) placing a durable notice of the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon such items of the Collateral as are designated by Administrative Agent; and (vii) placing a notice of the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Administrative Agent.

                  12.21.2. COLLATERAL HELD BY WAREHOUSEMAN, BAILEE, ETC. Subject to Section 13.18, if any Collateral is at any time in the possession or control of a warehouseman, bailee or any of Borrower's or any Covered Person's agents or processors, then Borrower shall notify Administrative Agent thereof and shall notify such Person of Administrative Agent's Security Interest for the benefit of Lenders in such Collateral and, upon Administrative Agent's request, instruct such Person to hold all such Collateral for Administrative Agent's account subject to Administrative Agent's instructions. Subject to Section 13.18, if at any time any Collateral is located on any premises that are not owned by a Covered Person, then Borrower shall obtain or cause to be obtained written waivers, in form and substance satisfactory to Administrative Agent, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

                  12.21.3. COMPLIANCE WITH TERMS OF SECURITY DOCUMENTS. Each Covered Person shall comply with all of the terms, conditions and covenants in the Security Documents to which such Covered Person is a party."

         5.14. APPRAISALS OF COLLATERAL. A new Section 12.22 is added to the Original Loan Agreement as follow:

         "12.22. APPRAISALS OF COLLATERAL. Upon Administrative Agent's request at any time if there is an Existing Default, Borrower shall promptly reimburse Administrative Agent for the cost of any appraisals of the Collateral as Administrative Agent may specify, prepared on a basis satisfactory to Administrative Agent and from appraisers chosen by and acceptable to Administrative Agent."

         5.15. REVIEW OF ACCOUNTS AND INVENTORY. A new Section 12.23 is added to the Original Loan Agreement as follow:

         "12.23. REVIEW OF ACCOUNTS AND INVENTORY. Not less often than annually, and promptly at Administrative Agent's reasonable request if there is an Existing Default, Borrower shall conduct (and shall cause each other Covered Person to conduct) a review of its Accounts, bad debt reserves, and collection histories of Account Debtors and promptly following such review provide Administrative Agent with a report of such review in form and detail satisfactory to Administrative Agent."

         5.16. EXAMS BY ADMINISTRATIVE AGENT. A new Section 12.24 is added to the Original Loan Agreement as follow:

         "12.24. EXAMS BY ADMINISTRATIVE AGENT. Administrative Agent or Persons authorized by and acting on behalf of Administrative Agent may at any time during normal business hours examine the books and records and inspect any of the property of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with Administrative Agent or any representative thereof), officers and employees. Each Covered Person shall cooperate with Administrative Agent and such Persons in the conduct of such examinations and shall deliver to Administrative Agent any instrument necessary for Administrative Agent to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Administrative Agent for all reasonable costs and expenses incurred by it in conducting each examination. Notwithstanding the foregoing, in the absence of an Existing Default, Administrative Agent shall be limited to one such reimbursed exam per fiscal year.

         5.17. BANK ACCOUNTS. A new Section 12.25 is added to the Original Loan Agreement as follows:

         "12.25. LOCKBOX. Any lockboxes opened or created by Borrower or any Subsidiary after the First Amendment Date shall be opened and maintained at one or more of the Lenders."

         5.18. SECURITY INTERESTS. Section 13.4 of the Original Loan Agreement is amended by adding a new Section 13.4.8 and deleting the last sentence of Section 13.4 with a new sentence, all as follows:

         "13.4.8. Security Interests in favor of the Administrative Agent to secure the Loan Obligations.

         At no time shall Borrower or any Covered Person allow to exist on or against its assets any financing statements, mortgages or similar documents, except as permitted in Section 13.4.5 and 13.4.8."

         5.19. ACQUISITIONS. Section 13.5 of the Original Loan Agreement is deleted and replaced with the following:

         "13.5. ACQUISITIONS. Acquire stock, membership interests, or any other equity interest in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), except with the prior written approval of the Required Lenders, provided, however, no such consent shall be needed for all acquisitions up to an aggregate of $3,000,000 during the term of this Agreement."

         5.20. BAILMENTS, CONSIGNMENTS AND WAREHOUSING. A new Section 13.18 is add to the Original Loan Agreement as follows:

         "13.18. BAILMENTS; CONSIGNMENTS; WAREHOUSING. No later than August 31, 2005 (unless Administrative Agent in its sole discretion agrees in writing to a later date), other than ordinary course of business storage at customers of no more than thirty (30) consecutive days for any item of Inventory, store any Inventory or other assets in excess of $250,000 in the aggregate with a bailee, warehouseman, consignee or pursuant to an express or implied agreement establishing a bailment or consignment of Inventory or similar arrangement, unless Administrative Agent has received a written acknowledgment satisfactory to Administrative Agent from the third party involved which acknowledges the prior perfected Security Interest of Administrative Agent for the benefit of Lenders in such Inventory."

         5.21. NEW SUBSIDIARIES. A new Section 13.19 is add to the Original Loan Agreement as follows:

         "13.19. SUBSIDIARIES. Organize, create or acquire any Subsidiary unless it is part of a Permitted Acquisition or Borrower has obtained the prior written consent of Administrative Agent thereto (which consent shall not be unreasonably withheld) and contemporaneously with the organization, creation or acquisition of such Subsidiary, the applicable Covered Person and such Subsidiary executes and delivers to Administrative Agent for the benefit of Lenders the following additional documents: an unlimited guaranty of the Loan Obligations by such Subsidiary, a pledge of the capital stock or membership interests of such Covered Person in such Subsidiary, and other Security Documents requested by Administrative Agent so as to grant Administrative Agent, for the benefit of the Lenders, a perfected, first priority security interest in all real and personal property of such Subsidiary."

         5.22. DORMANT SUBSIDIARIES. A new Section 13.20 is add to the Original Loan Agreement as follows:

         "13.20. DORMANT SUBSIDIARIES. Allow or permit any Dormant Subsidiary to, and no Dormant Subsidiary shall (i) have or hold any assets of any kind or nature other than the equity interests of any other Dormant Subsidiary, and (ii) have or incur any liabilities, obligations or Indebtedness of any kind other than incidental corporate maintenance items and incidental franchise tax liabilities related its corporate existence and other than liabilities under leases assigned to Healthcare Uniform Company, Inc. and for which Healthcare Uniform Company, Inc. is primarily liable. Allow or permit any transfer of any assets or liabilities to any Dormant Subsidiary."

         5.23. FUNDED INDEBTEDNESS. The definition of Funded Indebtedness in
Section 14.1 is deleted in its entirety and replaced with the following:

         "Funded Indebtedness means the result of (i) outstanding principal balance of the Loan Obligations and other Indebtedness for borrowed money, plus (ii) the Letter of Credit Exposure, plus (iii) the initial capitalized cost of assets subject to Capital Leases at the time of calculation, less (iv) if there is no Indebtedness outstanding as permitted by Section 13.2.7 of this Agreement, cash in excess of $500,000, as shown on the balance sheet for the most recent fiscal quarter ended. The foregoing shall exclude the outstanding principal amount of the Indebtedness permitted by
         Section 13.2.7 of this Agreement."

         5.24. MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO EBITDA. For all reporting periods after the First Amendment Date, Section 14.3 of the Original Loan Agreement is deleted and replaced with the following:

         "14.3 MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO EBITDA. Borrower shall cause the ratio of Funded Indebtedness to EBITDA for the most recently ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be greater than the ratio specified for such period:

         ==============================================================================================
         FOUR FISCAL QUARTER PERIOD ENDED ON OR                MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO
         MOST RECENTLY BEFORE THE FOLLOWING DATES:             EBITDA
         ----------------------------------------------------------------------------------------------
         July 31, 2005, October 31, 2005, January 31,          4.00:1.00
         2006, April 30, 2006, and each July 31,
         October 31, January 31, and April 30
         thereafter
         ----------------------------------------------------------------------------------------------

         Provided, however, and notwithstanding the foregoing, if the Real Estate Closing does not occur on or before October 28, 2005, then for the fiscal quarter ending on October 29, 2005 and for all reporting periods thereafter, Borrower shall cause the ratio of Funded Indebtedness to EBITDA for the most recently ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be greater than the ratio specified for such period:

         ==============================================================================================
         FOUR FISCAL QUARTER PERIOD ENDED ON OR                MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO
         MOST RECENTLY BEFORE THE FOLLOWING DATES:             EBITDA
         ----------------------------------------------------------------------------------------------
         October 31, 2005, January 31, 2006, April             2.75:1.00
         30, 2006, July 31, 2006, and each
         October 31, January 31, April 30 and July 31
         thereafter
         ----------------------------------------------------------------------------------------------

         5.25. GUARANTORS. The following is added to the end of Section
15.1.15 of the Original Loan Agreement as follows:

         "Failure of any Subsidiary of Borrower (other than the Dormant Subsidiaries) to have guarantied all of the Loan Obligations, or the failure of any Subsidiary of Borrower (other than the Dormant Subsidiaries) to have granted a lien and Security Interest on all of its personal property and such of its real property as is required by Administrative Agent in favor of Administrative Agent."

         5.26. LOAN DOCUMENTS; SECURITY INTERESTS. A new Section 15.1.16 is added to the Original Loan Agreement as follows:

         "15.1.16. LOAN DOCUMENTS; SECURITY INTERESTS. For any reason other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Security Interests created in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid."

         5.27. LOSS TO COLLATERAL. A new Section 15.1.17 is added to the Original Loan Agreement as follows:

         "15.1.17. LOSS TO COLLATERAL. Any loss, theft, damage or destruction of any item or items of Collateral occurs which either
         (i) has or is reasonably likely to have a Material Adverse Effect on any other Covered Person or (ii) materially and adversely affects the operation of Borrower's and the Covered Person's business and is not covered by insurance as required herein."

         5.28. REAL ESTATE CLOSING. A new Section 15.1.18 is added to the Original Loan Agreement as follows:

         "15.1.18. Real Estate Closing. The Real Estate Closing does not occur on or before October 28, 2005."

         5.29. RIGHTS AND REMEDIES. Section 15.3.3 of the Original Loan Agreement is deleted and replaced with the following:

         "15.3.3. RIGHT OF SETOFF. Upon the occurrence and during the continuation of an Event of Default, each Lender is hereby authorized, without notice to Borrower or any other Covered Person (any such notice being expressly waived by Borrower and each other Covered Person), to the fullest extent permitted by law, to set off and apply against the Loan Obligations or Guarantied Obligations (used as such term is defined in each of the Guaranties) any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender (or its Affiliate) to or for the credit or the account of Borrower or such other Covered Person, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes or any Guaranty and although such Loan Obligations or Guarantied Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may otherwise have. All amounts received by each Lender on account of the Loan Obligations or Guarantied Obligations pursuant to this Section shall be paid over promptly to Administrative Agent for distribution to Lenders as provided in this Agreement and shall be applied as provided in this Agreement."

         5.30. RIGHTS AND REMEDIES. The following is added to Section 15.3 of the Original Loan Agreement as follows:

         "15.3.6. NOTICE TO ACCOUNT DEBTORS. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may or if the Required Lenders direct, without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Administrative Agent for the benefit of Lenders and that Administrative Agent has a Security Interest therein for the benefit of Lenders, and Administrative Agent may direct, or Borrower, at Administrative Agent's request, shall direct and cause each Covered Person, any or all Account Debtors to make all payments upon the Accounts directly to Administrative Agent for the benefit of Lenders.

         15.3.7. ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter: Administrative Agent may (i) enter upon the premises leased or owned by Borrower or any other Covered Person where Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower or any other Covered Person, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Administrative Agent or any agent of Administrative Agent for such time as Administrative Agent may desire in order effectively to collect or liquidate Collateral,
         (iv) take possession of,
         and make copies and abstracts of, Borrower's and each Covered Person's original books and records, obtain access to Borrower's and each other Covered Person's data processing equipment, computer hardware and software relating to any of the Collateral and use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate in connection with the exercise of Administrative Agent's rights, and (v) notify postal authorities to change the address for delivery of Borrower's and each Covered Person's mail to an address designated by Administrative Agent and to receive, open and process all mail addressed to Borrower and each Covered Person.

         15.3.8. COMPLETION OF UNCOMPLETED INVENTORY ITEMS. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may request that Borrower, and Borrower shall and shall cause each other Covered Person upon such request, to use its best efforts to obtain the consent of its and any other Covered Person's customers to the completion (before or after foreclosure by Administrative Agent of its security interest therein) of the manufacture of all uncompleted Inventory items that Borrower or any other Covered Person was manufacturing for such customers pursuant to contracts or accepted purchase orders, and the commitment by such customers to purchase such items upon their completion as provided in the relevant contracts or accepted purchase orders. Borrower and each other Covered Person shall, as an uncompensated agent for Lenders, complete or cause to be completed the manufacture and shipment of all such items as provided in the relevant contracts or accepted purchase orders if Administrative Agent so directs.

         15.3.9. BORROWER'S OBLIGATIONS. Upon the occurrence and during the continuance of any Event of Default, Borrower shall and shall cause each other Covered Person to, if Administrative Agent so requests, assemble all the movable tangible Collateral and make it available to Administrative Agent at a place or places to be designated by Administrative Agent in its discretion.

         15.3.10. MISCELLANEOUS. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent and/or the Lenders may exercise any other rights and remedies available to Administrative Agent and/or the Lenders under the Loan Documents or otherwise available to Administrative Agent and/or the Lenders at law or in equity.

         15.3.11. SECURED PARTY RIGHTS. Upon the occurrence and during the continuance of any Event of Default:

         15.3.11.1. Administrative Agent and/or the Lenders may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

         15.3.11.2. Administrative Agent may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Administrative Agent may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Administrative Agent deems advisable, for cash or credit. Administrative Agent or any Lender may become the purchaser at any such sale if permissible under applicable Law, and Administrative Agent or such Lender may, in lieu of actual payment of the purchase price, setoff the amount thereof against Borrower's obligations owing to Administrative Agent or Lender, and Borrower agrees that Administrative Agent or such Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

         In connection with the advertising for sale, further manufacture, selling, or otherwise realizing upon any of the Collateral, to the extent Administrative Agent has not foreclosed upon its Security Interest in the following, Administrative Agent may use and is hereby granted a license to use, without charge or liability to Administrative Agent or Lenders therefor, any of Borrower's or any other Covered Person's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's or any other Covered Person's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower or such other Covered Person has rights therein, and all of Borrower's and each other Covered Person's rights under license, franchise and similar agreements shall inure to Lenders' benefit."

         5.31. APPLICATION OF FUNDS.
Section 15.4 to the Original Loan Agreement is deleted and replaced with the following:

         "15.4. APPLICATION OF FUNDS. Any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to any Loan Obligation after its Maturity, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Lenders pro-rata for any amounts due to Lenders under Section 18.8;
         (ii) second, to reimburse to Administrative Agent all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lenders pro-rata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Administrative Agent as a Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (v) fifth, to the payment of the Loans of each of the Lenders and interest accrued thereon (which payments shall be pro rata to each of the Lenders in accordance with the amount of the Loans outstanding) and to the payment (pari passu with the foregoing) of any Rate Hedging Obligations and cash collateral to the Letter of Credit Issuer as collateral for the Letter of Credit Exposure; and (vi) sixth, to the payment of the other Loan Obligations. Any remaining amounts shall be applied to payment of all the Obligations to Administrative Agent. Any further remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto. Except as expressly provided otherwise herein, Lenders may apply and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion.

         5.32. LIMITATION OF LIABILITY; WAIVER.
A new Section 15.5 is added to the Original Loan Agreement as follows:

         "15.5. LIMITATION OF LIABILITY; WAIVER; NOTICE. Administrative Agent and Lenders shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Administrative Agent of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption Laws. If Administrative Agent seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Administrative Agent of Administrative Agent's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Administrative Agent shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person. Any notice of intended action required to be given by Administrative Agent (including notice of a public or private sale of Collateral), if given as provided in this Agreement at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower."

         5.33. APPOINTMENT OF ADMINISTRATIVE AGENT.
Clause (b) of the third sentence to Section 16.1 to the Original Loan Agreement is deleted and replaced with the following:

         "(b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Covered Person or any other Person to perform any of its obligations thereunder or the validity or priority of any Security Interest in any Collateral or the sufficiency or value of any Collateral;"

         5.34. LENDERS' RIGHT TO CURE.
Section 18.1 to the Original Loan Agreement is deleted and replaced with the following:

         "18.1. LENDERS' RIGHT TO CURE. Administrative Agent may, and Required Lenders may, from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, make a Revolving Loan Advance in any amount, or do any act required of Borrower hereunder or requested by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Administrative Agent's Security Interests therein for the benefit of Lenders, which Borrower is required to pay or do, but fails to pay or do, including payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral or any of its other assets. All payments that Administrative Agent or Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Administrative Agent or Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations. Any payment made or other action taken by Administrative Agent or Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Administrative Agent or Lenders' other rights and remedies with respect thereto. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Administrative Agent or Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral."

         5.35. EXPENSES.
Section 18.7 to the Original Loan Agreement is amended by inserting the following immediately before the phrase "the administration of this Agreement;" in line five thereof:

         "the perfection of Administrative Agent's Security Interests in the Collateral; the protection, disposition, or foreclosure of any Security Interest on or with respect to any Collateral; the cost of searches for Security Interests existing against Covered Persons; recording and filing fees;"

         5.36. GOVERNING LAW; NO THIRD PARTY RIGHTS.
Section 19.8 to the Original Loan Agreement is deleted and replaced with the following:

         "19.8. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of rights of Administrative Agent and Lenders in Collateral located in a State other that the State of Illinois shall be governed by the Laws of such State. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement."

         5.37. CHOICE OF FORUM.
Section 19.12 to the Original Loan Agreement is deleted and replaced with the following:

         "19.12. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE
         FOREGOING: (1) ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR ANY LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS."

         5.38. NEW ARTICLE 20 AND ARTICLE 21. The following new Articles 20 and 21 are added to the Original Loan Agreement:

         "20. SECURITY AND GUARANTIES. As security for the payment and performance of the Loan Obligations, and also as security for the payment and performance of all Obligations to Administrative Agent, Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent the following documents, each satisfactory to Lenders:

         20.1. SECURITY AGREEMENTS. Security agreements granting to Administrative Agent for the benefit of Lenders a first priority Security Interest under the UCC in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, Securities, General Intangibles, including Intellectual Property, and other personal property of each Covered Person and every Subsidiary of each Covered Person, whether now owned or hereafter acquired, and all proceeds thereof, subject only to Permitted Security Interests affecting such property.

         20.4. ADDITIONAL SUBSIDIARIES; GUARANTIES. As further security for the payment and performance of the Loan Obligations, each Subsidiary, other than a Dormant Subsidiary, of any Covered Person, including any Subsidiary of any Covered Person that is acquired or organized after the First Amendment Date, shall (i) execute and deliver or cause to be executed and delivered by the applicable Covered Person, an addendum to a Security Agreement granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all of the voting capital stock, securities, membership interests or other equity interests, as applicable (and all options and warrants therefor), of any such later acquired or organized Subsidiary, now or hereafter issued and outstanding, and all proceeds thereof, and (ii) execute and delivery, or cause to be executed and delivered to Administrative Agent, by every now existing and hereafter later acquired or organized Subsidiary of any Covered Person (which may only be acquired or organized if permitted elsewhere in this Agreement) an unconditional guaranty of the Loan Obligations or, at the option of Administrative Agent in Administrative Agent's absolute discretion, a joinder agreement in which such Subsidiary becomes a Borrower under this Agreement and assumes primary, joint and several liability for the Loan Obligations, and a Security Agreement (as described in Section 8.2) and other appropriate security documents, each in form satisfactory to Lenders.

         Administrative Agent may, either before or after an Event of Default, but only with the consent or at the direction of all Lenders, granted or withheld in their absolute discretion, exchange, waive or release its Security Interests in any of the Collateral in an amount equal to or in excess of an aggregate fair market value of $2,500,000 in any calendar year or permit Borrower to substitute any personal property for any of the Collateral in an amount equal to or in excess of an aggregate fair market value of $2,500,000 in any calendar year in all cases without affecting the Loan Obligations or Administrative Agent's right to take any other action with respect to any other Collateral.

         Notwithstanding the preceding paragraph, Administrative Agent may, in its absolute discretion and without the consent of any Lender,
         (i) exchange, waive or release its Security Interests in any of the Collateral having an aggregate fair market value of less than $2,500,000 in any calendar year in all cases without affecting the Loan Obligations or Administrative Agent's right to take any other action with respect to any other Collateral, or (ii) upon the indefeasible payment in full of all of the Loan Obligations, the expiration or termination of all Letters of Credit and reduction of the Letter of Credit Exposure to zero, and the termination of the Commitments, release its Security Interests in all the Collateral.

         21. POWER OF ATTORNEY. Borrower hereby authorizes Administrative Agent and irrevocably appoints Administrative Agent (acting by any of its officers) as such Borrower's agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following, and hereby consents and authorizes any of the following, until all of the Loan Obligations are fully and indefeasibly paid and satisfied, there are no Letters of Credit outstanding and the Letter of Credit Exposure is irreversibly zero, and the Commitments are terminated:

         21.1. At any time while there is an Existing Default, (i) demand payment of any Account; (ii) enforce payment of any Account by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies in proceedings brought to collect any Account; (iv) sell or assign


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

         any Account upon such terms, for such amount and at such time or times as Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor; (viii) notify the postal authorities of any change of the address for delivery of such Borrower's mail to any address designated by Administrative Agent, and open and process all mail addressed to such Borrower; (ix) endorse such Borrower's name on any verification of Accounts and notices thereof to Account Debtors; (x) make one or more Revolving Loan Advances to pay the costs and expenses of any of the foregoing; (xi) take control in any manner of any item of payment or proceeds of any Account; (xii) have access to any lockbox or postal box into which such Borrower's mail is deposited; (xiii) endorse such Borrower's name upon any items of payment and deposit the same in the Cash Collateral Account and apply the proceeds thereof to the Loan Obligations as provided herein; (xiv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or other item of the Collateral; and (xv) do anything that Administrative Agent deems necessary in its reasonable discretion to assure that the Loan Obligations are fully and indefeasibly paid and satisfied.

         21.2. At any time, file any financing statement or amendments thereto deemed necessary or appropriate by Administrative Agent to assure the perfection or continued perfection of Administrative Agent's Security Interests in the Collateral for the benefit of Lenders.

         The foregoing power of attorney and authorization shall be deemed automatically revoked upon the indefeasible payment in full of all of the Loan Obligations, the expiration or termination of all Letters of Credit and reduction of the Letter of Credit Exposure to zero, and the termination of the Commitments."

         5.39. EXISTING DEFINITIONS. The definition of "Material Adverse Effect is deleted and replaced with the following:

         "MATERIAL ADVERSE EFFECT -- as to Borrower or any Covered Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), material adverse effect on (i) the business, operations, revenues, financial condition, property, or business prospects of the Covered Persons taken as a whole, (ii) the value of its assets taken as a whole or the value of the Collateral taken as a whole, (iii) the validity or enforceability of the Loan Documents, (iv) the ability of any Covered Person to timely pay or perform such Covered Person's Obligations generally as they become due, (v) in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender, or (vi) in the case of a Guarantor specifically, the ability of such Guarantor to pay or perform any of its Obligations under the terms of its Guaranty."

         5.40. NEW DEFINITIONS. The following new definitions are hereby added to the Original Loan Agreement in alphabetical order:

         "ACCOUNT -- as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person."

         "ACCOUNT DEBTOR -- the obligor on any Account."


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

          "ASSET COVERAGE RATIO -- means the ratio of: (I) the sum of (a) 80% of eligible accounts receivables (as determined by the Administrative Agent), (b) the lesser of: (i) 25% of eligible inventory (as determined by Administrative Agent), or (ii) $10,000,000, (c) 80% of the appraised orderly liquidation value of all eligible equipment (as determined by Administrative Agent), including eligible equipment (as determined by Administrative Agent) acquired in a Permitted Acquisition (except for any newly acquired equipment, for which no appraisal shall be required if such equipment is less than six months old at the time of the determination of this ratio, in which case the advance rate will be based off of original invoice cost), and (d) 75% of the appraised value of such parcels of real estate of the Borrower and the Covered Persons meeting the Real Estate Closing Conditions on which Administrative Agent has a first priority lien and which is otherwise satisfactory to Administrative Agent and the Lenders, to
         (II) the sum of the outstanding principal amount of the Loan Obligations and the face amount of the Letters of Credit."

         "COLLATERAL -- all Personal Property Collateral and any other property (real or personal) in which Administrative Agent or a Lender has a Security Interest to secure payment or performance of all or any of the Loan Obligations and all proceeds and products thereof."

         "DORMANT SUBSIDIARIES -- means those Subsidiaries identified as such on section 10.26 to the Disclosure Schedule.

         "ENCUMBRANCE -- as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property."

         "FIRST AMENDMENT DATE means July 29, 2005."

         "INSURANCE/CONDEMNATION PROCEEDS -- insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral."

         "INTELLECTUAL PROPERTY -- as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, and any domestic or foreign copyright registrations or applications by such Person."

         "INVENTORY -- goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business."

         MINIMUM ASSET COVERAGE RATIO -- means a Minimum Asset Coverage Ratio of no less 1.05 to 1.00.

         "MORTGAGE -- any deed of trust or mortgage or leasehold deed of trust or mortgage required or contemplated under this Agreement to be executed and delivered to Administrative Agent for the benefit of Lenders in form and substance satisfactory to Administrative Agent."

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

         "PERSONAL PROPERTY COLLATERAL -- all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, Securities and other personal property of Borrower, whether now owned or hereafter acquired, and all proceeds thereof, in which Administrative Agent at any time holds a Security Interest for the benefit of Lenders."

         "REAL ESTATE CLOSING means the closing of the granting to the Administrative Agent of a first priority Security Interest in real estate owned by the Borrower or any other Covered Person with all the Real Estate Closing Conditions being met to the satisfaction of the Required Lenders, with an aggregate appraised value, together with the other components of the Asset Coverage Ratio on which Administrative Agent has a first priority Security Interest, as determined by the Administrative Agent (including, without limitation eligibility requirements), on a pro forma basis, resulting in the Minimum Asset Coverage Ratio being met."

         "REAL ESTATE CLOSING CONDITIONS means with respect to each parcel of real estate subject to the Real Estate Closing the (i) the delivery to the Administrative Agent of a title insurance commitment issued by a title insurance company satisfactory to Administrative Agent, and with all exceptions documents, (ii) a commitment by a title insurance company satisfactory to Administrative Agent to issue a title insurance policy, with such endorsements as may be required by the Administrative Agent showing no Security Interests or Encumbrances other than Encumbrances acceptable to the Administrative Agent and on such other terms and conditions as reasonably required by Administrative Agent, (iii) a current ALTA survey in form and substance satisfactory to Administrative Agent, (iv) a flood letter showing such parcel does not lie in a flood plain or if it does flood insurance satisfactory to Administrative Agent, (v) environmental reports satisfactory to Administrative Agent (which such reports may also include Phase II reports if required by Administrative Agent), (vi) a written appraisal performed by an MAI certified appraiser selected by Administrative Agent, (vii) a duly executed and recordable Mortgage, and (viii) such other documents, opinions, certificates, agreements, title and lien searches, and other matters as may be requested by Administrative Agent or the Required Lenders."

         "SECURITY AGREEMENT -- any security agreement required or contemplated under this Agreement to be executed and delivered to Administrative Agent for the benefit of Lenders."

         "SECURITY DOCUMENTS -- all of the documents required or contemplated to be executed and delivered to Administrative Agent for the benefit of Lenders under this Agreement, all other documents granting a Security Interest in any asset of Borrower or any other Person to secure the payment or performance of any of the Loan Obligations from time to time, including any similar documents at any time executed and delivered to Administrative Agent for the benefit of Lenders from time to time, by Borrower, any Covered Person, or any other Person to secure payment or performance of any of the Loan Obligations."

6. PATRIOT ACT NOTIFICATION. As required by applicable federal Law and Administrative Agent's and each other Lender's policies and practices, Administrative Agent and each Lender may need to collect certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services.

7. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower's execution, delivery and performance of this


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

Agreement has been duly authorized by all requisite action of Borrower, (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the
                                                    ---------
disclosure schedule attached to the Original Loan Agreement, all of the representations and warranties contained in Section 10 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) after giving effect to this Agreement, there is no Existing Default, (vi) since the Effective Date, there has been no change or modification to the Charter Documents of Borrower or any other Covered Person, (vii) since the date of the Initial Financial Statements, there has been no change in the financial condition or business operations of Borrower or any other Covered Person which could reasonably be expected to result in a Material Adverse Effect, (viii) there are no proceedings of any kind, pending or threatened against Borrower or any other Covered Person, which could reasonably be expected to result in a Material Adverse Effect, and (ix) there are no Security Interests with respect to the Borrower or its assets, except for Permitted Security Interests.

8. REAFFIRMATION. Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

9. GOVERNING LAW. This Agreement has been deemed to be executed and delivered in Chicago, Illinois, and shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

10. SECTION TITLES. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11. COUNTERPARTS; FACSIMILE TRANSMISSIONS. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

12. INCORPORATION BY REFERENCE. Administrative Agent, Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

13. FEES AND EXPENSES. Borrower shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents, including, without limitation, all fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

14. NOTICE--ORAL COMMITMENTS NOT ENFORCEABLE. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan
Documents:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

  Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

15. STATUTORY NOTICE-INSURANCE. The following notice is given pursuant to
Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

         UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

                {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                     SIGNATURE PAGE IMMEDIATELY FOLLOWS}


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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ANGELICA CORPORATION, A MISSOURI CORPORATION, AS BORROWER

By: /s/ James W. Shaffer
   --------------------------------------------------
Name: James W. Shaffer
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------


LASALLE BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT AND A LENDER

By: /s/ Margaret C. Dierkes
   --------------------------------------------------
Name: Margaret C. Dierkes
Title: Vice President

NATIONAL CITY BANK OF THE MIDWEST, A LENDER

By: /s/ S. Farris Trinberg
   --------------------------------------------------
Name: S. Farris Trinberg
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------


UMB BANK, NATIONAL ASSOCIATION, A LENDER

By: /s/ Cecil G. Wood
   --------------------------------------------------
Name: Cecil G. Wood
     ------------------------------------------------
Title: Executive Vice President
      -----------------------------------------------


WELLS FARGO BANK, N.A., A LENDER

By: /s/ Tammy R. Sturgis
   --------------------------------------------------
Name: Tammy R. Sturgis
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------


REGIONS BANK fka UNION PLANTERS BANK, N.A., A LENDER

By: /s/ Steven A. Linton
   --------------------------------------------------
Name: Steven A. Linton
     ------------------------------------------------
Title: Senior Vice President
      -----------------------------------------------

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